FOR IMMEDIATE RELEASE

Investor Relations                                  Scientigo Inc.
Vince Buczek                                        6701 Carmel Road, Suite 205
(704)-506-3098                                      Charlotte, NC 28266
vbuczek@scientigo.com                               Telephone: 704.837.0500

   SCIENTIGO(TM) AND BCS SYSTEMS PARTNER TO DELIVER REVOLUTIONARY ENTERPRISE
                         KNOWLEDGE MANAGEMENT SOLUTIONS

BCS Systems to integrate and offer Scientigo's multi-patented TigoSearch Engine and Intelligent Document Recognition to Automate Search and Classification while reducing human resources and hardware needs filling a void in market

Charlotte, NC - August 9, 2005 - Market Central, Inc. (OTC BB: MKTE), (d.b.a. Scientigo(TM)), a leading innovator in intelligent business process automation technology announced today that it has partnered with BCS Systems, Inc. (BCS) to integrate its multi-patented Intelligent Document Recognition (IDR) and TigoSearch data and search engine. The Scientigo(TM)/BCS partnership will offer cutting edge applications with functionality that will assimilate and automatically categorize and classify both structured and unstructured data with semantics from disparate sources across the enterprise. This technology is scaleable with distributed geometric peer to peer architecture allowing simultaneous search of document management systems, file servers, desktops and laptops throughout the enterprise with file access security. With auto import and auto classification technology and integrated document image capture previously not available in the marketplace; these products will eliminate a majority of the manual processes required by all existing deployed applications. Efficiencies, accuracy and relevancy in corporate knowledge management, content management, document management, intelligent document recognition, enterprise search and every other aspect of modern data computing will likely be affected in a very dynamic way through this partnership. Because the categorization engine and data reference architecture is completely non-invasive, the natural transition to this new technology will be virtually painless for any corporation or individual user.

BCS will integrate Scientigo's core technology and provide bundled middleware products for applications in the areas of Image Capture, Document Management and Enterprise Content Management for third party vendors like Kofax, Interwoven, (NasdaqNM: IWOV), Documentum, FileNet (NasdaqNM: FILE), Vignette (NasdaqNM:
VIGN), BEA and others.

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Jon Gibson, President of BCS, said "BCS remains committed to bridging the gap between paper-based and digital information as well as efficiently and effectively managing that information. Teaming with Scientigo brings a never before achieved enterprise search and content categorization solution to our mutual customers. Through the integration of this advanced AI based data engine with industry leading content management platforms, our customers will be able to more effectively process structured, semi-structured and unstructured content
(data) affording them unsurpassed efficiency and relevance as it relates to internal and external knowledge management., A direct result will be for our customers to improve business processes and information flow, increasing productivity, and enhancing security."

Scientigo CEO, Doyal Bryant, commented, "This is key strategic partnership for our Company and provides the foundation for recurring revenue in one of our core markets. It also affords Scientigo the opportunity for immediate deployment across the enterprise of several Fortune 50 customers. To date these Fortune 50 CTOs have only dreamed of the promise for this type of technology. Through this partnership it will now be available for the first time." Bryant continued, "All businesses have an ever increasing amount of information in different forms from disparate sources to manage. Whether in the form of documents, web content, emails or various other types of media, Scientigo's next generation technology offered in partnership with BCS will provide the applications necessary to effectively categorize and manage information from the desktop, across the enterprise and beyond with zero latency."

About BCS Systems

Founded in 1989, BCS Systems is a leader and middleware innovator in web-based business process management, content management, and eBusiness solutions. BCS products bridge the gap between enterprise business applications and content capture and information management. By synchronizing unstructured documents with business transaction data, content management can become mission critical thereby accelerating the transformation of business processes from paper to electronic and maximizing value and return on investment for our clients. For more information visit www.bcssys.com.

About Scientigo(TM)

Headquartered in Charlotte, North Carolina, Scientigo(TM) is a leader in intelligent Business Process Automation technologies, specializing in developing and licensing intellectual property to partners whose products and services complement our technologies for the benefit of clients. These customizable solutions enable organizations to convert data from a processing and storage burden into a competitive advantage, whether structured, semi-structured, or unstructured, whether it is in paper or digital form, and regardless of volume. In addition, Scientigo(TM) owns patents that address a set of key technical protocols, referred to as XML (Extensible Mark-up Language), a popular standard used to support the exchange of documents over the Internet. XML forms a basic building block for "web services" and the "semantic web." These protocols are embedded in software developed by large and small companies, including, for example Microsoft and IBM. Scientigo(TM) has retained and formed an exceptional intellectual property team that has implemented a comprehensive intellectual property strategy and will assist to secure additional intellectual property protection on its other inventions. Also, the Company provides customer support and professional services to support its products. For more information on Scientigo(TM), please visit www.scientigo.com

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This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.